UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2006

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 540-1200

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement.

        On February 14, 2006, the Compensation Committee (the “Committee”) of Tennant Company (the “Company”) approved the following:

Awards Under Long-Term Incentive Plan 2006.  The Committee approved targets for awards under the Long-Term Incentive Plan for 2006, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 25, 2006. Targets for the Company’s executive officers who will be identified as “named executive officers” in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders are as follows:

Executive Officer	Target (% of base)

H. Chris Killingstad	135%
Rex L. Carter	60%
Anthony Lenders	50%

Awards Under Short-Term Incentive Plan 2006.  The Committee approved targets for awards under the Short-Term Incentive Plan for 2006, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 25, 2006. Targets for the Company’s named executive officers under the Short-Term Incentive Plan for 2006 are as follows:

Executive Officer	Target (% of base)

H. Chris Killingstad	70%
Rex L. Carter	45%
Anthony Lenders	35%

Director Compensation. The Committee approved the following changes to the compensation for non-employee directors on the Company’s Board of Directors:

  Increase in the annual cash retainer from $20,000 to $25,000;
  Increase in the committee chair fees from $3,000 to $5,000 for the Compensation and Governance Committee chairs, and from $7,000 to $10,000 for the Audit Committee chair; and
  Increase the annual grant of restricted stock from 500 to 750 shares.

The fee for each board and committee meeting attended will remain $1,000 per meeting and the annual grant of stock options will remain at 1,000 shares.

Amendment of Management Agreements. The Committee approved an amendment of the Company’s management agreements. The Company has been a party to management agreements with certain of the Company’s executive officers. Although the primary purpose of the amendment was to bring the agreements into compliance with the provisions of Section 409A of the American Jobs Creation Act of 2004 relating to deferred compensation, the Company also made minor changes to the terms of the agreements, including:

  Divide the agreement into two different agreements, one of which addresses change in control situations and the other addresses non-change in control situations;
  Discontinue the requirement that the Company provide continued disability benefits following certain types of termination;
  Pay post-termination life insurance in cash, rather than providing continued coverage;
  Revise the definition of “change in control” to increase the change in ownership threshold from 30% to 35%;
  Require mediation prior to binding arbitration;
  Eliminate the requirement for the Company to pay attorneys fees for executives who raise disputes; and
  Require the executive to sign a release as a condition to receiving payments under the agreements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: February 21, 2006	/s/	Heidi M. Hoard

Heidi M. Hoard Vice President, General Counsel and Secretary